EXHIBIT (21)-1-

               COMPANIES OWNED BY UNIMAR COMPANY


     The following is a list of companies owned, directly and indirectly, by Unimar Company, together with their respective jurisdictions of incorporation. In each case, all of the outstanding voting securities of each company listed are owned by the company indicated by indentation as its parent, except as otherwise noted.

                                               State of
                                             Incorporation
Unimar Company (a General Partnership under
  The Texas Uniform
 Partnership Act)
   ENSTAR Corporation.                           Delaware
     VICO 7.5, Inc.                              Delaware
       Virginia Indonesia Company                Delaware
         Virginia Services, Inc.                 Delaware
         Virginia Services, Ltd.                 Delaware
     ENSTAR Indonesia, Inc.                      Delaware
       Virginia International Company            Delaware
     ENSTAR Petroleum Ltd.                       Canada
